Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared by CONMED Corporation (“CONMED”, “we”, “our”, “us” or “the Company”) to reflect our acquisition of SurgiQuest, Inc. (“SurgiQuest”), which was completed on January 4, 2016 (the “Acquisition”) and the related financing. The Acquisition is more fully described in Item 2.01 of the Current Report on Form 8-K that we filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2016. In conjunction with the Acquisition, we entered into our fifth amended and restated credit agreement (the “Credit Agreement”), consisting of (a) a $175.0 million term loan facility and (b) a $525.0 million revolving credit facility, to fund a portion of the Acquisition purchase price (the Credit Agreement together with the Acquisition, the “Transactions”). The Credit Agreement is more fully described in Item 2.03 of the Current Report on Form 8-K that we filed with the SEC on January 4, 2016.

The accompanying pro forma condensed combined financial information has been prepared by applying pro forma adjustments to the individual historical audited financial statements of CONMED and SurgiQuest. The unaudited condensed combined balance sheet as of December 31, 2015, has been prepared giving effect to the Transactions as if they had been completed on December 31, 2015. The unaudited pro forma condensed combined statement of operations of CONMED for the year ended December 31, 2015 is presented as if the Transactions had occurred on January 1, 2015, the first day of our fiscal 2015.

The unaudited pro forma condensed combined financial information includes unaudited pro forma adjustments that we believe are factually supportable and directly attributable to the Transactions. The unaudited pro forma condensed combined financial information was prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 – Business Combinations and are based on CONMED’s historical audited financial statements for the year ended December 31, 2015 and SurgiQuest’s historical audited financial statements for the year ended December 31, 2015.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances, however the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments. The unaudited pro forma condensed combined financial information is presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent what our results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma condensed combined financial information. In addition, these pro forma financial statements do not reflect the realization of any cost savings that we may achieve from operating efficiencies, synergies or other restructuring activities that may result from the Acquisition. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements used in preparation of these pro forma statements including CONMED’s consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2015, filed with the SEC on February 22, 2016 (our “Form 10-K”) and SurgiQuest’s financial statements contained in Exhibit 99.1 of this Current Report on Form 8-K/A.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2015

(unaudited, in thousands)

	CONMED (a)	SurgiQuest (b)	Reclassification Adjustments (c)	Pro Forma Adjustments		Total
Assets
Current Assets:
Cash and cash equivalents	$72,504	$1,305	$—	$1,468	(d)	$75,277
Accounts receivable, net	133,863	10,032	—	—		143,895
Inventories	166,894	4,266	1,251	—		172,411
Prepaid expenses and other current assets	34,226	1,174	—	—		35,400

Total current assets	407,487	16,777	1,251	1,468		426,983
Property, plant and equipment, net	125,452	4,583	(1,251)	—		128,784
Goodwill	260,651	—	—	135,537	(e)	396,188
Other intangible assets, net	308,171	510	—	130,520	(e)	439,201
Other assets	11,183	302	—	2,614	(f)	14,099

Total assets	$1,112,944	$22,172	$—	$270,139		$1,405,255

Liabilities and Stockholders’ Equity
Current Liabilities:
Current portion of long-term debt	$1,339	$7,333	$—	$1,417	(g)	$10,089
Accounts payable	34,720	5,085	—	—		39,805
Accrued compensation and benefits	31,823	2,516	—	—		34,339
Other current liabilities	51,836	2,953	—	(167	) (g)	54,622

Total current liabilities	119,718	17,887	—	1,250		138,855
Long-term debt, net of discount	269,471	17,703	—	248,547	(g)	535,721
Deferred income taxes	114,623	—	—	15,472	(h)	130,095
Other liabilities	24,059	4,540	—	(4,086	) (i)	24,513

Total liabilities	527,871	40,130	—	261,183		829,184

Preferred stock	—	99,436	—	(99,436	) (i)	—
Stockholders’ equity (deficit):
Common stock	313	1	—	(1	) (j)	313
Paid-in capital	324,915	—	—	—		324,915
Retained earnings (deficit)	414,506	(117,395)	—	108,393	(j)	405,504
Accumulated other comprehensive loss	(53,894)	—	—	—		(53,894)
Less: Treasury stock	(100,767)	—	—	—		(100,767)

Total stockholder’s equity (deficit)	585,073	(117,394)	—	108,392		576,071

Total liabilities and stockholder’s equity (deficit)	$1,112,944	$22,172	$—	$270,139		$1,405,255

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR-ENDED DECEMBER 31, 2015

(unaudited, in thousands)

	CONMED (k)	SurgiQuest (l)	Reclassification Adjustments (m)	Pro Forma Adjustments		Total
Revenues
Net sales	$719,168	$49,558	$—	$—		$768,726
Expenses
Cost of sales	337,466	22,152	(1,330)	—		358,288
Selling and administrative expense	303,091	43,320	1,330	5,398	(n)	353,139
Research and development expense	27,436	3,124	—	—		30,560

Total operating expense	667,993	68,596	—	5,398		741,987

Income (loss) from operations	51,175	(19,038)	—	(5,398)		26,739
Interest expense, net	6,031	2,398	—	5,458	(o)	13,887
Other expense	—	2,707	—	—		2,707

Income (loss) before income tax	45,144	(24,143)	—	(10,856)		10,145
Income tax provision (benefit)	14,646	—	—	(4,742	) (p)	9,904

Net income (loss)	$30,498	$(24,143)	$—	$(6,114)		$241

Earnings per share data:
Basic	$1.10					$0.01
Diluted	$1.09					$0.01

Weighted average common shares
Basic	27,653					27,653
Diluted	27,858					27,858

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Notes to the Pro Forma Condensed Combined Financial Statements

(unaudited, in thousands)

Note 1 - Description of the Transaction

On January 4, 2016, we completed the acquisition of SurgiQuest (the “Acquisition”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated November 15, 2015, by and among CONMED, SurgiQuest, Nemo Acquisition Sub, Inc. and Shareholder Representative Services, LLC (solely in its capacity as the representative of SurgiQuest’s equity holders) for total consideration of $257.7 million (based on an aggregate purchase price of $265 million as adjusted pursuant to the Merger Agreement). SurgiQuest develops, manufactures, and markets the AirSeal® System, the first integrated access management technology for use in laparoscopic and robotic procedures. This proprietary and differentiated access system is complementary to our current advanced surgical offering. The acquisition was funded through a combination of cash on hand and long-term borrowings as further described below.

The Merger Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2015.

On January 4, 2016, in connection with the Acquisition, we entered into a fifth amended and restated senior credit agreement (the “Credit Agreement”) consisting of: (a) a $175.0 million term loan facility and (b) a $525.0 million revolving credit facility both expiring on January 4, 2021. The term loan is payable in quarterly installments increasing over the term of the facility. Proceeds from the term loan facility and borrowings under the revolving credit facility were used to repay the then existing senior credit agreement and to finance the acquisition of SurgiQuest. Initial interest rates are at LIBOR plus a base rate (2.43%) or a Eurocurrency rate plus an applicable margin. Initially, the applicable margin for base rate loans is 1.00% and for Eurocurrency rate loans is 2.00%.

Note 2 – Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements have been prepared based on the historical financial information of CONMED and SurgiQuest as adjusted to give effect to the Acquisition and the Credit Agreement. The unaudited pro forma combined statement of operations for the year-ended December 31, 2015 gives effect to the Acquisition and Credit Agreement as if they had occurred on January 1, 2015. The unaudited condensed combined balance sheet as of December 31, 2015 gives effect to the Acquisition and Credit Agreement as if they had occurred on December 31, 2015. We believe that the assumptions used and the adjustments made are reasonable given the information available as of the date of this Form 8-K/A. Certain footnote disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by SEC rules and regulations.

The Acquisition has been accounted for using the acquisition method of accounting based on ASC 805 which requires recognition and measurement of all identifiable assets acquired and liabilities assumed at their full fair value as of the date control is obtained. The preliminary valuation of the tangible and identifiable intangible assets acquired and liabilities assumed was used by management to prepare the unaudited condensed combined financial information. The pro forma purchase price allocation below has been developed based on these preliminary estimates of fair value using the historical financial statements of SurgiQuest as of December 31, 2015. Final valuation of the tangible and identifiable intangible assets acquired and liabilities assumed are subject to revision based upon management’s completed analysis and calculations. Such final adjustments, including changes to amortizable tangible and intangible assets, may be material.

The preliminary purchase price and purchase price allocation are presented as follows:

Preliminary purchase price:

Total purchase price	$257,701

Preliminary purchase price allocation:

Fair value of assets acquired and liabilities assumed:

Current assets	$18,028
Goodwill	135,537
Identifiable intangible assets acquired	131,030
Other non-current assets	3,633
Current liabilities assumed	(10,387)
Long-term liabilities assumed	(20,140)

Total purchase price allocation	$257,701

Note 3 – Pro Forma Adjustments

Unaudited pro forma condensed combined balance sheet

(a)	Represents the historical consolidated balance sheet of CONMED as of December 31, 2015.

(b)	Represents the historical balance sheet of SurgiQuest as of December 31, 2015.

(c)	Represents the reclassification of certain of SurgiQuest’s accounts in order to conform to similar account classifications in CONMED’s financial statement presentation including the reclassification of SurgiQuest’s leased, evaluation and loaner equipment from property, plant and equipment, net to inventory.

(d)	Represents the net change in cash and cash equivalents, calculated as follows:

Purchase of SurgiQuest(1)	$(257,701)
Proceeds from term loan(2)	175,000
Proceeds from line of credit(3)	100,000
Payments related to transaction costs(4)	(12,963)
Payment of debt issuance costs, fees and expenses(5)	(2,868)

Net adjustments to cash and cash equivalents	$1,468

1.	Represents the cash consideration to consummate the Acquisition.
2.	Represents the aggregate principal amount of the term loan issued under the Credit Agreement associated with the Acquisition.
3.	Represents the borrowings on the line of credit under the Credit Agreement associated with the Acquisition.

4.	Represents the payments related to transaction costs associated with the Acquisition.
5.	Represents the payment of debt issuance costs related to the Credit Agreement associated with the Acquisition.

(e)	Represents the net pro forma adjustments for the fair value of the identifiable intangible assets and goodwill that were acquired. The Acquisition has been accounted for as a purchase in accordance with ASC 805. The estimated fair values of the identifiable intangible assets are based on management’s best estimate of the fair value for the preparation of the pro forma financial information and are subject to revision based on management’s completed analyses and final accounting for the acquisition. We have allocated the excess of the purchase price over the fair values of the assets acquired and liabilities assumed to goodwill, which represents operating efficiencies expected to be realized. The respective net adjustments to intangible assets and goodwill have been calculated as follows:

Intangible Assets
Fair value of acquired intangible assets	$131,030
Elimination of SurgiQuest’s pre-acquisition intangible assets	(510)

Net adjustment to intangible assets	$130,520

Goodwill
Net adjustment to goodwill	$135,537

(f)	Represents the net pro forma adjustments related to the deferred financing fees associated with the Credit Agreement and write-off of deferred financing fees under the previous senior credit agreement:

Deferred financing fees related to senior credit agreement	$2,868
Less: Write-off of deferred financing fees related to early extinguishment of debt	(254)

Net adjustment to other assets	$2,614

(g)	Represents the net adjustment to total debt associated with the Credit Agreement and the repayment of SurgiQuest’s historical long-term debt, accrued interest and related debt discount:

Line of credit	$100,000
Term loan	166,250
Repayment of SurgiQuest’s existing long-term debt	(18,547)
Discount on SurgiQuest’s existing long-term debt	844

Net adjustment to long-term debt, net	$248,547

Term loan, current portion	$8,750
Repayment of SurgiQuest’s current portion existing long-term debt	(7,333)

Net adjustment to current portion of long-term debt	$1,417

Accrued interest on SurgiQuest’s long-term debt	$167

(h)	Represents the change in long-term deferred tax liabilities associated with the fair value adjustments to definite-lived intangible assets, calculated at a blended statutory tax rate of 37.0%, the tax effect on transaction costs not in the historical financial statements and tax effect of other pro forma adjustments as further described below. Correspondingly, the establishment of these additional deferred tax liabilities allowed the Company to release a previously held valuation allowance on the acquired deferred tax assets of SurgiQuest as follows:

Adjustment to fair value of acquired intangible assets	$48,292
Adjustment for reversal of SurgiQuest’s valuation allowance	(28,387)
Tax effect on adjustments to write-off of deferred financing fees, adjustment to deferred rent & discount on SurgiQuest’s long-term debt	(312)
Tax effect of transaction costs not in historical financial statements	(4,121)

Net adjustment to deferred tax liabilities	$15,472

(i)	Represents net adjustments to other long-term liabilities and preferred shares as all warrants and preferred shares were paid in cash to the SurgiQuest holders in conjunction with the Acquisition:

Other long- term liabilities
Repayment of warrant liability	$(3,346)
Adjustment to fair value of warrant liability	(486)
Adjustment to deferred rent	(254)

Net adjustment to SurgiQuest’s other long-term liabilities	$(4,086)

Preferred Shares
Adjustment of SurgiQuest’s preferred shares	$(99,436)

(j)	Represents the net adjustment to stockholders’ equity in conjunction with the Acquisition, as well as the impact of certain pro forma adjustments as described below:

Transaction costs not in historical financial statement, net of tax	$(8,842)
Write-off of deferred financing fees related to the early extinguishment of debt, net of tax	(160)
Historical SurgiQuest’s stockholders’ deficit & common stock	117,394

Net adjustment to stockholders’ equity (deficit)	$108,392

Unaudited pro forma condensed combined statement of operations

(k)	Represents the audited historical consolidated statement of operations of CONMED as of December 31, 2015.

(l)	Represents the audited historical statement of operations of SurgiQuest as of December 31, 2015.

(m)	Represents the reclassification of certain of SurgiQuest’s accounts in the statement of operations for the year-ended December 31, 2015 in order to conform to similar account classifications in CONMED’s statement of operations presentation, including reclassification of shipping and handling charges from cost of sales to selling and administrative expense.

(n)	Represents the net adjustment to amortization expense related to the fair value of identifiable intangible assets acquired in the Acquisition. The pro forma amortization expense was calculated using the pattern in which the economic benefits are expected to be realized using the new intangible assets’ range of estimated useful lives of eight to twenty-three years. The amounts allocated to the identifiable intangible assets and the estimated useful lives are based on preliminary fair value estimates under the guidance of ASC 805. The calculation of the net adjustment to amortization expense is as follows:

Amortization of SurgiQuest’s intangible assets	$7,399
Less: SurgiQuest’s historical amortization of intangible assets	(41)

Net adjustment to amortization of intangible assets	$7,358

Represents the net adjustment of non-recurring Acquisition and credit agreement costs included in the historical financial statements.

SurgiQuest’s historical transaction costs	$(267)
CONMED historical transaction costs	(1,693)

Net adjustment to non-recurring expense	$(1,960)

(o)	Represents the net adjustment to interest expense related to the Credit Agreement entered into in conjunction with the Acquisition and the repayment of SurgiQuest’ existing debt. The Credit Agreement is based on variable interest rates of debt, therefore the below calculation utilizes the current rate of 2.43%. The calculation of the new adjustment to interest expense is as follows:

Interest expense associated with the Credit Agreement	$7,303
Amortization of debt issuance costs associated with Credit Agreement	574
Less: SurgiQuest’s historical interest expense	(2,419)

Net adjustment to interest expense	$5,458

As described above, the Credit Agreement is based on variable interest rates. If the interest rate were to increase by 0.125%, CONMED’s pro forma interest expense would increase by $0.6 million.

(p)	The assumed tax benefit is estimated at a rate above the blended statutory rate of 37.0% due to the pro forma adjustment of certain historical transaction costs that were not deductible for tax purposes.